As filed with the Securities and Exchange Commission on May 19, 2016

Registration No. 333-109878

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PSB HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Wisconsin	39-1804877
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

1905 Stewart Avenue
Wausau, Wisconsin	54401
(Address of Principal Executive Offices)	(Zip Code)

Peoples State Bank Profit Sharing 401(k) Plan

(Full Title of Plans)

Scott M. Cattanach

Vice President, Treasurer and CFO

PSB Holdings, Inc.

1905 Stewart Avenue

Wausau, Wisconsin  54401

(715) 842-2191

(Name, address and telephone number, including area code, of agent for service)

With a copy to:

C.J. Wauters

Godfrey & Kahn, S.C.

833 E. Michigan St., Suite 1800

Milwaukee, Wisconsin  53202-5615

(414) 273-3500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐	Non-accelerated filer	☐	Smaller reporting company	☒

(Do not check if a smaller reporting company)

EXPLANATORY NOTE

On October 23, 2003, PSB Holdings, Inc. (the “Company”) filed a registration statement on Form S-8 (Registration No. 333-109878) (the “Registration Statement”) with the Securities and Exchange Commission, which registered 25,000 shares of the Company’s Common Stock and an indeterminate amount of interests to be offered and sold pursuant to the Peoples State Bank Profit Sharing 401(k) Plan (the “Plan”).

As previously disclosed, on November 25, 2014, the Company filed a Form 15 terminating the registration of the Company’s Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Accordingly, the Section 12(g) registration of the Company’s Common Stock was terminated as of February 23, 2015.

This amendment is being filed to deregister, as of the date hereof, all securities and Plan interests registered but not sold under the Registration Statement.  There are currently approximately 150 participants in the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wausau, State of Wisconsin, on May 18, 2016.

PSB HOLDINGS, INC.

By:

/s/ Scott M. Cattanach

Scott M. Cattanach

Vice President, Treasurer and CFO

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Peter W. Knitt Peter W. Knitt	President, Chief Executive Officer and Director (Principal Executive Officer)	May 18, 2016

/s/ Scott M. Cattanach Scott M. Cattanach	Vice President, Treasurer and CFO (Principal Financial Officer and Principal Accounting Officer)	May 18, 2016

Directors:

William J. Fish, Thomas R. Polzer, William M. Reif, Charles A. Ghidorzi

*By: /s/ Scott M. Cattanach Scott M. Cattanach	As Attorney-in-Fact*	Date: May 18, 2016

*Pursuant to authority granted by powers of attorney filed as part of the Registration Statement.

Pursuant to the requirements of the Securities Act of 1933, Peoples State Bank, as plan administrator of the Peoples State Bank Profit Sharing 401(k) Plan, has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wausau, State of Wisconsin, on May 18, 2016.

PEOPLES STATE BANK

As Plan Administrator

By:

/s/ Scott M. Cattanach

Scott M. Cattanach

Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

24	Power of Attorney (incorporated by reference to the signature page of the Company’s Registration Statement on Form S-3 (Registration No. 333-109878) filed October 23, 2003